Exhibit 99.1

HALOZYME REPORTS THIRD QUARTER 2024 FINANCIAL AND OPERATING RESULTS

Total Revenue Increased 34% YOY to $290 million and Royalty Revenue Increased 36% YOY to $155 million

Net Income Increased 67% YOY to $137 million and Adjusted EBITDA Increased 60% YOY to $184 million

GAAP Diluted EPS Increased 72% YOY to $1.05 and Non-GAAP Diluted EPS Increased 69% YOY to $1.271

Raised 2024 Financial Guidance Ranges for Total Revenue of $970-$1,020 million, Representing YOY Growth of 17%-23%, Adjusted EBITDA of $595-$625 million, Representing YOY Growth of 40%-47%, and Non-GAAP Diluted EPS of $4.00-$4.20, Representing YOY Growth of 44%-52%

SAN DIEGO, October 31, 2024 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”) today reported its financial and operating results for the third quarter ended September 30, 2024, and provided an update on its recent corporate activities and outlook.

“Our robust third quarter financial results highlight the strong execution and accelerating momentum we have across our business and exceeded expectations with total revenue growth of 34% and adjusted EBITDA growth of 60%. Based on the strong performance year-to-date, we have raised our 2024 guidance ranges and expect the advancement of our ENHANZE pipeline and new nominations from two global licensing agreements to support our future growth trajectory,” said Dr. Helen Torley, president and chief executive officer of Halozyme. “In the quarter, the announcement of two highly anticipated partner approvals in the U.S. for Roche’s TECENTRIQ HYBREZA and OCREVUS ZUNOVO reinforces ENHANZE’s track record of 100% phase 3 study and subsequent regulatory success. The new nominations for ENHANZE from argenx, for a total of six targets, and ViiV Healthcare, for an additional undisclosed target, further demonstrate the value of our leading technology for rapid, large volume subcutaneous delivery.”

Recent Partner Highlights:
•In October 2024, argenx initiated two studies evaluating VYVGART® Hytrulo with ENHANZE®, a Phase 3 study for adult patients with ocular myasthenia gravis (“oMG”) and a Phase 2 study for kidney transplant recipients with antibody mediated rejection (“AMR”).
•In October 2024, Janssen announced the European Commission approved DARZALEX® SC for the treatment of patients newly diagnosed with multiple myeloma (“NDMM”) who are eligible for autologous stem cell transplant (“ASCT”) in combination with bortezomib, lenalidomide, and dexamethasone (“D-VRd”).

•In September 2024, argenx expanded its global collaboration and license agreement nominating four additional targets that provides them exclusive access to our ENHANZE® drug delivery technology for a total of six targets. Under the terms of the expanded exclusive agreement, we received upfront payments of $7.5 million per target nomination for a total of $30.0 million. argenx is obligated to make future milestone payments of up to $85.0 million per new nominated target, subject to achievements of specified development, regulatory and sales-based milestones. We are also entitled to receive royalties on net sales of commercialized products with our ENHANZE® technology.
•In September 2024, ViiV expanded its global collaboration and license agreement providing ViiV the ability to exclusively access our ENHANZE® drug delivery technology for one additional undisclosed target.
•In September 2024, Roche announced the U.S. Food and Drug Administration (“FDA”) approved OCREVUS ZUNOVO™ with ENHANZE® as a twice a year ten-minute subcutaneous (“SC”) injection for the treatment of relapsing multiple sclerosis and primary progressive multiple sclerosis.
•In September 2024, Roche announced the FDA approved TECENTRIQ HYBREZA™ with ENHANZE® for all approved adult indications of intravenous (“IV”) TECENTRIQ® and was made available to patients, resulting in a $12.0 million milestone payment.
•In September 2024, Janssen announced the submission of a supplemental Biologic License Application to the FDA for approval of a new indication of DARZALEX FASPRO® in combination with D-VRd for the treatment of adult patients with NDMM for whom ASCT is deferred or who are ineligible for ASCT.
•In August 2024, the FDA designated Janssen’s Biologics License Application (“BLA”) priority review status for amivantamab SC in combination with LAZCLUZE™ for currently approved or submitted indication of IV in certain patients with non-small cell lung cancer.
•In August 2024, Takeda submitted a New Drug Application in Japan seeking approval for TAK-771 with ENHANZE® for treatment of chronic inflammatory demyelinating polyneuropathy/Multifocal Motor Neuropathy.
•In July 2024, Janssen announced the FDA approved DARZALEX FASPRO® for an additional indication in NDMM patients who are eligible for ASCT in combination with D-VRd.
•In July 2024, argenx announced the National Medical Products Administration approved the BLA of efgartigimod SC for generalized myasthenia gravis in China.
•In July 2024, Acumen initiated a Phase 1 study of sabirnetug (“ACU193”) co-formulated with ENHANZE® for the treatment of early Alzheimer’s disease.

Third Quarter 2024 Financial Highlights:
•Revenue was $290.1 million, compared to $216.0 million in the third quarter of 2023. The 34% year-over-year increase was primarily driven by royalty revenue growth and an increase in milestone revenue. Revenue for the quarter included $155.1 million in royalties, an increase of 36% compared to $114.4 million in the third quarter of 2023, primarily attributable to increases in revenue of DARZALEX® SC and Phesgo®, and the prior year launch of VYVGART® Hytrulo.
•Cost of sales was $49.4 million, compared to $54.8 million in the third quarter of 2023. The decrease was primarily due to lower device and bulk rHuPH20 sales.
•Amortization of intangibles expense was $17.8 million, compared to $20.3 million in the third quarter of 2023. The decrease was primarily due to an impairment charge of $2.5 million recognized in the prior year to fully impair the TLANDO® product rights intangible asset.
•Research and development expense was $18.5 million, compared to $17.3 million in the third quarter of 2023. The increase was primarily due to increased compensation expense.

•Selling, general and administrative expense was $41.2 million, compared to $35.3 million in the third quarter of 2023. The increase was primarily due to increased compensation expense and consulting and professional service fees.
•Operating income was $163.2 million, compared to $88.3 million in the third quarter of 2023.
•Net Income was $137.0 million, compared to $81.8 million in the third quarter of 2023.
•EBITDA was $183.6 million, compared to $124.6 million in the third quarter of 2023. Adjusted EBITDA was $183.6 million, compared to $114.9 million in the third quarter of 2023.1
•GAAP diluted earnings per share was $1.05, compared to $0.61 in the third quarter of 2023. Non-GAAP diluted earnings per share was $1.27, compared to $0.75 in the third quarter of 2023.1
•Cash, cash equivalents and marketable securities were $666.3 million on September 30, 2024, compared to $336.0 million on December 31, 2023. The increase was primarily a result of cash generated from operations.

Financial Outlook for 2024
The Company is raising its financial guidance for 2024. For the full year 2024, the Company expects:

•Total revenue of $970 million to $1,020 million, representing growth of 17% to 23% over 2023 total revenue primarily driven by increases in royalty revenue, collaboration revenue and growth in product sales from XYOSTED®. Revenue from royalties of $550 million to $565 million, representing growth of 23% to 26% over 2023.
•Adjusted EBITDA of $595 million to $625 million, representing growth of 40% to 47% over 2023.
•Non-GAAP diluted earnings per share of $4.00 to $4.20, representing growth of 44% to 52% over 2023. The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2024 Financial Guidance

	Previous Guidance Range	New Guidance Range
Total Revenue	$935 to $1,015 million	$970 to $1,020 million
Royalty Revenue	$520 to $555 million	$550 to $565 million
Adjusted EBITDA	$555 to $615 million	$595 to $625 million
Non-GAAP Diluted EPS	$3.65 to $4.05	$4.00 to $4.20

Webcast and Conference Call
Halozyme will host its Quarterly Update Conference Call for the third quarter ended September 30, 2024 today, Thursday, October 31, 2024 at 1:30 p.m. PT/4:30 p.m. ET. The conference call may be accessed live with pre-registration via link: https://registrations.events/direct/Q4I7813747. The call will also be webcast live through the “Investors” section of Halozyme’s corporate website and a recording will be made available following the close of the call. To access the webcast and additional documents related to the call, please visit Halozyme.com.

About Halozyme
Halozyme is a biopharmaceutical company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies. As the innovators of ENHANZE® drug delivery technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the subcutaneous delivery of injected drugs and fluids, with the goal of improving the patient experience with rapid subcutaneous delivery and reduced treatment burden. Having touched more than 800,000 patient lives in post-marketing use in eight commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, Janssen, AbbVie, Eli Lilly, Bristol-Myers Squibb, argenx, ViiV Healthcare, Chugai Pharmaceutical and Acumen Pharmaceuticals.
Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technologies that are designed to provide commercial or functional advantages such as improved convenience, reliability and tolerability, and enhanced patient comfort and adherence. The Company has two commercial proprietary products, Hylenex® and XYOSTED®, partnered commercial products and ongoing product development programs with Teva Pharmaceuticals and Idorsia Pharmaceuticals.
Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.
For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures. The Company reports earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and Non-GAAP diluted earnings per share, and guidance with respect to those measures, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discounts, intangible asset amortization, one-time changes in contingent liabilities, inventory adjustments, impairment charges, and certain adjustments to income tax expense. The Company calculates non-GAAP diluted shares excluding the dilutive impact of convertible notes which is used in calculating non-GAAP diluted earnings. The Company calculates EBITDA excluding interest, taxes, depreciation and amortization. The Company calculates adjusted EBITDA excluding one-time items such as changes in contingent liabilities and inventory adjustments. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company does not provide reconciliations of forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in share-based compensation expense and the effects of any discrete income tax items. The Company evaluates other items of income and expense on an individual basis for potential inclusion in the calculation of Non-GAAP financial measures and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of the Company’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP, and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures, and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations. The Company uses non-GAAP financial information in assessing what it believes is a meaningful and comparable set of financial performance measures to evaluate operating trends, as well as in establishing portions of our performance-based incentive compensation programs.

Safe Harbor Statement
In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s financial performance (including the Company’s financial outlook for 2024) and expectations for future growth, profitability, total revenue, royalty revenue, EBITDA, Adjusted EBITDA, and non-GAAP diluted earnings-per-share. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of higher volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company’s business may include potential growth and receipt of royalty and milestone payments driven by our partners’ development and commercialization efforts, potential new clinical trial study starts and clinical data, regulatory submissions and product launches, the size and growth prospects of our partners’ drug franchises, potential new or expanded collaborations and collaborative targets and regulatory review, and potential approvals of new partnered or proprietary products, and the potential timing of these events. These forward-looking statements are typically, but not always, identified through use of the words “expect,” “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected results or delays in the growth of the Company’s business, or in the development, regulatory review or commercialization of the Company’s partnered or proprietary products, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update forward-looking statements to reflect events after the date of this release.
Contacts:
Tram Bui
VP, Investor Relations and Corporate Communications
609-359-3016
tbui@halozyme.com

Samantha Gaspar
Teneo
212-886-9356
samantha.gaspar@teneo.com

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information for actual results are provided at the end.

Halozyme Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Royalties	$155,061	$114,433	$400,572	$325,813
Product sales, net	86,659	86,569	224,128	221,252
Revenues under collaborative agreements	48,364	15,031	92,616	52,149
Total revenues	290,084	216,033	717,316	599,214
Operating expenses
Cost of sales	49,426	54,823	117,362	140,063
Amortization of intangibles	17,762	20,341	53,287	56,011
Research and development	18,458	17,321	58,607	55,027
Selling, general and administrative	41,241	35,269	112,086	111,574
Total operating expenses	126,887	127,754	341,342	362,675
Operating income	163,197	88,279	375,974	236,539
Other income (expense)
Investment and other income, net	6,474	4,786	16,499	10,957
Contingent liability fair value measurement gain	—	13,200	—	13,200
Interest expense	(4,524)	(4,505)	(13,555)	(13,542)
Income before income tax expense	165,147	101,760	378,918	247,154
Income tax expense	28,136	19,923	71,839	50,948
Net income	$137,011	$81,837	$307,079	$196,206

Earnings per share
Basic	$1.08	$0.62	$2.42	$1.48
Diluted	$1.05	$0.61	$2.37	$1.45

Weighted average common shares outstanding
Basic	126,850	131,965	126,969	132,896
Diluted	130,134	134,083	129,526	135,233

Halozyme Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$154,318	$118,370
Marketable securities, available-for-sale	511,988	217,630
Accounts receivable, net and contract assets	285,743	234,210
Inventories	131,412	127,601
Prepaid expenses and other current assets	43,515	48,613
Total current assets	1,126,976	746,424
Property and equipment, net	74,490	74,944
Prepaid expenses and other assets	80,151	17,816
Goodwill	416,821	416,821
Intangible assets, net	419,592	472,879
Deferred tax assets, net	—	4,386
Total assets	$2,118,030	$1,733,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,398	$11,816
Accrued expenses	96,417	100,678
Total current liabilities	108,815	112,494
Long-term debt, net	1,504,154	1,499,248
Other long-term liabilities	40,406	37,720
Deferred tax liabilities, net	11,952	—
Total liabilities	1,665,327	1,649,462

Stockholders’ equity
Common stock	127	127
Additional paid-in capital	61,886	2,409
Accumulated other comprehensive loss	(6,939)	(9,278)
Retained earnings	397,629	90,550
Total stockholders’ equity	452,703	83,808
Total liabilities and stockholders’ equity	$2,118,030	$1,733,270

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2024	2023
GAAP Net Income	$137,011	$81,837
Adjustments
Investment and other income, net	(6,475)	(4,786)
Interest expense	4,524	4,505
Income tax expense	28,136	19,923
Depreciation and amortization	20,360	23,078
EBITDA	183,556	124,557
Adjustments
Gain on changes in fair value of contingent liability(1)	—	(13,200)
Inventory write-off(2)	—	3,509
Adjusted EBITDA	$183,556	$114,866

(1)Amount relates to fair value gain on contingent liability due to the termination of the TLANDO license agreement in September 2023 (“TLANDO Termination”).
(2)Amount relates to inventory write-off due to TLANDO Termination and amortization of the inventory step-up associated with purchase accounting for the prior year acquisition of Antares Pharma, Inc.

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2024	2023

GAAP Diluted EPS	$1.05	$0.61
Adjustments
Share-based compensation	0.10	0.07
Amortization of debt discount	0.01	0.01
Amortization of intangible assets	0.14	0.13
TLANDO Related Adjustments
Gain on changes in fair value of contingent liability(1)	—	(0.10)
Inventory write-off(1)	—	0.03
Impairment charge of TLANDO product rights intangible assets(1)	—	0.02
Income tax effect of above adjustments(2)	(0.03)	(0.03)
Non-GAAP Diluted EPS	$1.27	$0.75

GAAP Diluted Shares	130,134	134,083
Adjustments	130,134	134,083
Adjustment for dilutive impact of senior 2028 Convertible Notes(3)	(293)	—
Non-GAAP Diluted Shares	129,841	134,083
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.
(1)Amounts relate to fair value gain on contingent liability, inventory write-off and impairment of TLANDO product rights intangible assets due to the TLANDO Termination.
(2)Adjustments relate to taxes for the reconciling items, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items.
(3)Adjustment made for the dilutive effect of our Convertible Senior Notes due 2028 when the effect is not the same on a GAAP and non-GAAP basis for the reporting period.